Company Number:

THE COMPANIES ACT 2006

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

3D TOTAL SOLUTIONS LIMITED

(the “Company”)

TABLE OF CONTENTS

PART 1: INTERPRETATION		1
1	DEFINED TERMS	1
PART 2: DIRECTORS		2
DIRECTORS’ POWERS AND RESPONSIBILITIES		2
2	DIRECTORS’ GENERAL AUTHORITY	2
3	SHAREHOLDERS’ RESERVE POWER	2
4	DIRECTORS MAY DELEGATE	2
5	COMMITTEES	3
DECISION-MAKING BY DIRECTORS		3
6	MEETINGS OF DIRECTORS	3
7	QUORUM FOR MEETINGS AND VOTING	3
8	MEETINGS BY CONFERENCE TELEPHONE ETC	3
9	RESOLUTIONS IN WRITING	4
10	CHAIRING OF DIRECTORS’ MEETINGS	4
11	DIRECTORS’ CONFLICTS OF INTEREST	4
12	DIRECTORS’ INTEREST IN A CONTRACT WITH THE COMPANY	5
13	MEANS OF DISCLOSURE	6
14	CONNECTED PERSONS INTERESTS AND WAIVER	6
15	RECORDS OF DECISIONS TO BE KEPT	6
APPOINTMENT OF DIRECTORS		6
16	METHODS OF APPOINTING DIRECTORS	6
17	TERMINATION OF DIRECTOR’S APPOINTMENT	6
18	DIRECTORS’ REMUNERATION	7
19	DIRECTORS’ EXPENSES	7
PART 3: DECISION-MAKING BY SHAREHOLDERS		7
ORGANISATION OF GENERAL MEETINGS		7
20	GENERAL MEETINGS	7
21	CALLING GENERAL MEETINGS	7
22	NOTICE OF GENERAL MEETINGS	8
23	ATTENDANCE BY CONFERENCE TELEPHONE ETC.	8
24	QUORUM FOR GENERAL MEETINGS	8
25	CHAIRING GENERAL MEETINGS	8
26	ATTENDANCE AND SPEAKING BY DIRECTORS AND NON-SHAREHOLDERS	8
27	ADJOURNMENT	9
VOTING AT GENERAL MEETINGS		9
28	VOTING: GENERAL	9
29	ERRORS AND DISPUTES	9
30	POLL VOTES	9
31	CONTENT OF PROXY NOTICES	10
32	DELIVERY OF PROXY NOTICES	10

(i)

33	AMENDMENTS TO RESOLUTIONS	11
PART 4: SHARES AND DISTRIBUTIONS		11
SHARES		11
34	SHARE CAPITAL	11
35	ALL SHARES TO BE FULLY PAID UP	11
36	POWERS TO ISSUE DIFFERENT CLASSES OF SHARE	11
37	COMPANY NOT BOUND BY LESS THAN ABSOLUTE INTERESTS	12
38	SHARE CERTIFICATES	12
39	REPLACEMENT SHARE CERTIFICATES	12
40	SHARE TRANSFERS	12
41	PRE-EMPTION PROVISIONS	13
42	PERMITTED TRANSFERS	14
43	FORCED TRANSFERS	14
44	CHANGE OF CONTROL	15
45	OFFER FOR ENTIRE SHARE CAPITAL	15
46	FORFEIT OF SHARES	16
DIVIDENDS AND OTHER DISTRIBUTIONS		17
47	PROCEDURE FOR DECLARING DIVIDENDS	17
48	PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS	17
49	UNCLAIMED DISTRIBUTIONS	18
50	NON-CASH DISTRIBUTIONS	18
51	WAIVER OF DISTRIBUTIONS	18
52	PURCHASE OWN SHARES	19
CAPITALISATION OF PROFITS		19
53	AUTHORITY TO CAPITALISE AND APPROPRIATION OF CAPITALISED SUMS	19
PART 5 19
ADMINISTRATIVE ARRANGEMENTS		19
54	MEANS OF COMMUNICATION TO BE USED	19
55	COMPANY SEALS	20
56	NO RIGHT TO INSPECT ACCOUNTS AND OTHER RECORDS	20
57	PROVISION FOR EMPLOYEES ON CESSATION OF BUSINESS	20
DIRECTORS’ INDEMNITY AND INSURANCE		20
58	INDEMNITY	20
59	INSURANCE	21

(ii)

PART 1: INTERPRETATION

1	DEFINED TERMS

1.1	In the Articles, unless the context requires otherwise:

“Act”

or any numbered section of it, means the Companies Act 2006 or such section as amended, restated or re-enacted from time to time;

“Articles”

means the Company’s articles of association;

“chairman”

has the meaning given in Article 10;

“chairman of the meeting”

has the meaning given in Article 25;

“civil partner”

means in relation to a shareholder, a civil partner (as defined in the Civil Partnership Act 2004) of the shareholder;

“Companies Acts”

means the Act and every other statute or statutory instrument, law or regulation for the time being in force and concerning companies in so far as they apply to the Company;

“director”

means a director of the Company;

“document” or “notice”

includes, unless otherwise specified, any document or notice sent or supplied by electronic communication;

“electronic communication”

means any document or information sent or supplied in electronic form within the meaning of section 1168 of the Act;

“fully paid”

in relation to a share, means that the nominal value and any premium to be paid to the Company in respect of that share have been paid to the Company;

“group company”

means any holding company of a company or any subsidiary of such company;

“holder”

in relation to a share means the person whose name is entered in the register of members as the holder of that share;

“ordinary resolution”

has the meaning given in section 282 of the Act and includes such a resolution passed by written resolution;

“proxy notice”

has the meaning given in Article 31;

“secretary”

means the company secretary (if any) and includes any joint, assistant or deputy secretary;

“shareholder”

means a person who is the holder of a share;

“shares”

means shares in the Company;

“special resolution”

has the meaning given in section 283 of the Act and includes such a resolution passed by written resolution; and

“writing”

means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise.

Unless the context otherwise requires, other words or expressions contained in these Articles bear the same meaning as in the Act.

1.2	The model articles in Schedule One to The Companies (Model Articles) Regulations 2008 and any Table A to the Companies Act 1985 or any former enactment do not apply to the Company.

1.3	The Interpretation Act 1978 shall apply to these Articles in the same way it applies to an enactment.

PART 2: DIRECTORS

DIRECTORS’ POWERS AND RESPONSIBILITIES

2	DIRECTORS’ GENERAL AUTHORITY

Subject to the Articles, the directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company.

3	SHAREHOLDERS’ RESERVE POWER

3.1	The shareholders may, by ordinary resolution, direct the directors to take, or refrain from taking, specified action.

3.2	No such resolution invalidates anything which the directors have done before the passing of the resolution.

4	DIRECTORS MAY DELEGATE

4.1	Subject to the Articles, the directors may delegate any of the powers which are conferred on them under the Articles:

4.1.1	to such person or committee;

4.1.2	by such means (including by power of attorney);

4.1.3	to such an extent;

4.1.4	in relation to such matters or territories; and

4.1.5	on such terms and conditions;

as they think fit.

4.2	If the directors so specify, any such delegation may authorise further delegation of the directors’ powers by any person to whom they are delegated.

4.3	The directors may revoke any delegation in whole or part, or alter its terms and conditions.

5	COMMITTEES

5.1	Committees to which the directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of the Articles which govern the taking of decisions by directors.

5.2	The directors may make rules of procedure for all or any committees, which prevail over rules derived from the Articles if they are not consistent with them.

DECISION-MAKING BY DIRECTORS

6	MEETINGS OF DIRECTORS

6.1	Subject to the provisions of these Articles, the directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit.

6.2	At any time any director may, and the secretary on the requisition of a director shall, summon a meeting of the directors.

6.3	Any such notice shall specify where, when and how the meeting is to be held. Any director may waive notice of any meeting and such waiver may be retrospective.

7	QUORUM FOR MEETINGS AND VOTING

7.1	The quorum necessary for the transaction of business of the directors may be fixed from time to time by the directors and, unless so fixed at any other number or there is only one director, shall be two.

7.2	A meeting of the directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the directors.

7.3	Questions arising at any meeting of the directors shall be determined by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote.

8	MEETINGS BY CONFERENCE TELEPHONE ETC

8.1	All or any of the directors or any committee of the directors may participate in a meeting of the directors or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear and speak to each other throughout the meeting.

8.2	A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly.

8.3	Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman then is.

9	RESOLUTIONS IN WRITING

9.1	A resolution executed by the directors, or by the members of a committee constituted under these Articles entitled to vote thereon, shall be as valid and effectual as if it had been passed at a meeting of the directors, or (as the case may be) at a meeting of that committee, which in every case was duly convened and held.

9.2	For the purposes of this Article 9:

9.2.1	a resolution shall consist of one or more written instruments (including faxes) or one or more electronic communications sent to an address specified for the purpose by the secretary, or a combination of them, provided that each such written instrument and electronic communication (if more than one) is to the same effect;

9.2.2	a written instrument is executed when the person executing it signs it;

9.2.3	an electronic communication is executed when the person executing it sends it provided that it has been authenticated in such manner (if any) as the secretary shall prescribe;

9.2.4	the directors, or (as the case may be) members of a committee constituted under these Articles, need not execute the same written instrument or electronic communication;

9.2.5	a resolution shall be effective when the secretary certifies that sufficient evidence has been received by him/her that the resolution has been executed in accordance with this Article 9;

9.2.6	unless the holders of a majority of the shares or the directors have previously otherwise resolved, such a resolution need not be executed by all the directors entitled to vote thereon and can be passed by execution (indicating approval) by a majority of the directors so entitled, and the chairman shall, in the case of equality of votes of all the directors so entitled, have a second or casting vote; and

9.2.7	if no secretary is appointed, the chairman shall perform the functions of the secretary under this Article 9.

10	CHAIRING OF DIRECTORS’ MEETINGS

10.1	The directors may appoint a director to chair their meetings.

10.2	The person so appointed for the time being is known as the chairman.

10.3	The directors may terminate the chairman’s appointment at any time.

10.4	If the chairman is not participating in a directors’ meeting within ten minutes of the time at which it was to start, the participating directors must appoint one of themselves to chair it.

11	DIRECTORS’ CONFLICTS OF INTEREST

11.1	A director must declare to the other directors any situation of which he is aware in which he has, or could have, a direct or indirect interest that conflicts, or possibly might conflict, with the interests of the Company unless it relates to a contract, transaction or arrangement with the Company or the matter has been authorised by the directors or the situation cannot reasonably be regarded as likely to give rise to a conflict of interest.

11.2	The directors may (subject to such terms and conditions, if any, as they may think fit to impose from time to time, and subject always to their right to vary or terminate such authorisation) authorise, to the fullest extent permitted by law any conflict or potential conflict disclosed under Article 11.1. Provided that for this purpose the director in question and any other interested director are not counted in the quorum for any resolution at any board meeting pursuant to which such conflict or potential conflict is authorised and it is agreed to without their voting or would have been agreed to if their votes had not been counted.

11.3	A director shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any matter where the conflict or potential conflict has been authorised by the directors pursuant to Article 11.2 (subject in any such case to any limits or conditions to which such authorisation was subject).

11.4	Subject to the provisions of the Act and for as long as the Company has a sole director:

11.4.1	he may be a director or other officer of, or employed by, any subsidiary undertaking (as defined in the Act) of the Company and/or any parent undertaking (as defined in the Act) of the Company or any subsidiary undertaking of any such parent undertaking, and the holding of any such directorship, office or employment shall not be a conflict; and

11.4.2	the Company may by ordinary resolution authorise any conflict.

11.5	Any authorisation of a conflict under Article 11.4.2 may (whether at the time of giving the authorisation or subsequently) extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter or situation so authorised.

12	DIRECTORS’ INTEREST IN A CONTRACT WITH THE COMPANY

12.1	A director who becomes aware that he is in any way, directly or indirectly interested in a proposed or existing contract, transaction or arrangement with the Company must declare the nature and extent of that interest to the other directors unless it cannot reasonably be regarded as likely to give rise to a conflict of interest. For the avoidance of doubt, the provisions of this Article 12 shall not apply where and for so long as the Company has a sole director.

12.2	Save as herein provided, or otherwise agreed in writing by all of the directors or by the Company by way of an ordinary resolution, a director shall not vote in respect of any contract, transaction or arrangement with the Company in which he has an interest which is to his knowledge a material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A director shall not be counted in the quorum at the meeting in relation to any resolution on which he is debarred from voting.

12.3	Subject to the provisions of the Act and always to the provisions of Article 11, a director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning:

12.3.1	the giving of any security, guarantee or indemnity in respect of a debt or obligation of the Company or any subsidiary for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

12.3.2	any arrangement for the benefit of directors or employees of the Company or directors or employees of any subsidiary which does not award him any privilege or benefit not generally awarded to the other persons to whom such arrangement relates.

12.4	If any question shall arise at any time as to the materiality of a director’s interest or as to the entitlement of any director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting (or if the director concerned is the chairman to the other directors at the meeting) and his or their ruling (as the case may be) shall be final and conclusive except in a case where the nature or extent of the interests of such director has not been fairly disclosed.

12.5	Subject as otherwise provided in the Act or these Articles, a director may be in any way, directly or indirectly, interested in any contract or arrangement or transaction with the Company or any group company and he may hold and be remunerated in respect of any office or place of profit (other than the office of auditor of the Company or any group company) under the Company, any group company or any other company in which the Company is in any way interested and he (or any firm of which he is a member) may act in a professional capacity for the Company or any group company or any such other company and be remunerated therefor and in any such case as aforesaid (save as otherwise agreed) he may retain for his own absolute use and benefit all profits and advantages accruing to him thereunder or in consequence thereof.

13	MEANS OF DISCLOSURE

An interest of a director to be disclosed under Articles 11 or 12 may be declared at a meeting of directors, by notice in writing pursuant to section 184 of the Act or by means of a general notice under section 185 of the Act.

14	CONNECTED PERSONS INTERESTS AND WAIVER

14.1	For the purposes of Article 11 and 12 above an interest of a person who is, connected with a director (within the meaning of section 252 of the Act) shall be treated as an interest of the director.

14.2	The Company may by ordinary resolution suspend or relax the provisions of Article 12 to any extent or ratify any transaction not duly authorised by reason of a contravention of Article 12.

15	RECORDS OF DECISIONS TO BE KEPT

The directors must ensure that the Company keeps a record, in writing, for at least 10 years from the date of the decision recorded, of every decision taken by the directors.

APPOINTMENT OF DIRECTORS

16	METHODS OF APPOINTING DIRECTORS

16.1	Any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director:

16.1.1	by ordinary resolution; or

16.1.2	by a decision of the directors; or

16.1.3	by notice or notices in writing to the Company’s registered office or secretary from the holder or holders of more than 50% of the shares in the Company.

16.2	In any case where, as a result of death, the Company has no shareholders and no directors, the personal representatives of the last shareholder to have died have the right, by notice in writing, to appoint a person to be a director:

16.3	For the purposes of Article 16.2 where 2 or more shareholders die in circumstances rendering it uncertain who was the last to die, the younger shareholder is deemed to have survived an older shareholder

17	TERMINATION OF DIRECTOR’S APPOINTMENT

A person ceases to be a director as soon as:

17.1	that person ceases to be a director by virtue of any provision of the Act or is prohibited from being a director by law; or

17.2	notification is received by the Company from the director that the director is resigning from office, and such resignation has taken effect in accordance with its terms; or

17.3	a resolution is passed or a document is signed by all the other directors to that effect; or

17.4	a notice or notices in writing to that effect is/are delivered to the Company’s registered office or secretary from the holder or holders of more than 50% of the shares in the Company.

18	DIRECTORS’ REMUNERATION

18.1	Directors may undertake any services for the Company that the directors decide.

18.2	Directors are entitled to such remuneration as the directors determine:

18.2.1	for their services to the Company as directors; and

18.2.2	for any other service which they undertake for the Company.

18.3	Subject to the Articles, a director’s remuneration may:

18.3.1	take any form; and

18.3.2	include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director.

18.4	Unless the directors decide otherwise, directors’ remuneration accrues from day to day.

18.5	Unless the directors decide otherwise, directors are not accountable to the Company for any remuneration which they receive as directors or other officers or employees of any other group company or of any other body corporate in which the Company is interested.

19	DIRECTORS’ EXPENSES

19.1	The Company may pay any reasonable expenses which the directors properly incur in connection with their attendance at:

19.1.1	meetings of directors or committees of directors;

19.1.2	general meetings; or

19.1.3	separate meetings of the holders of any class of shares or of debentures of the Company;

or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the Company.

19.2	The Company may also fund a director’s expenditure for the purposes permitted under the Act and may do anything to enable a director to avoid incurring such expenditure as provided in the Act.

PART 3: DECISION-MAKING BY SHAREHOLDERS

ORGANISATION OF GENERAL MEETINGS

20	GENERAL MEETINGS

The directors may whenever they think fit convene a general meeting and shall, following requisition in accordance with the Act, proceed to convene a general meeting in accordance therewith.

21	CALLING GENERAL MEETINGS

21.1	A general meeting of the Company shall be called by notice of at least such length as is required in the circumstances by the Act.

21.2	The Company may give such notice by any means or combination of means permitted by the Act.

21.3	A general meeting, notwithstanding that it has been called by a shorter notice than that specified above, shall be deemed to have been duly called if it is so agreed by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 90 per cent. in nominal value of the shares giving that right.

22	NOTICE OF GENERAL MEETINGS

22.1	Every notice calling a general meeting shall specify the place and the day and hour of the meeting.

22.2	There shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint a proxy or (if he holds more than one share) proxies to attend, speak and vote instead of him and that a proxy need not be a member of the Company.

22.3	The text of each special resolution to be proposed at the general meeting shall be set out in the notice. Either the text of, or sufficient information to enable a shareholder to understand the purpose of, each ordinary resolution shall be set out in the notice.

23	ATTENDANCE BY CONFERENCE TELEPHONE ETC.

23.1	All or any of the shareholders or persons permitted to attend under Article 26 may participate in the meeting by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear and speak to each other throughout the meeting.

23.2	A shareholder so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in the quorum accordingly.

24	QUORUM FOR GENERAL MEETINGS

The provisions of section 318 of the Act shall apply. No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.

25	CHAIRING GENERAL MEETINGS

25.1	If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

25.2	If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:

25.2.1	the directors present; or

25.2.2	(if no directors are present), the meeting;

must appoint a director or shareholder to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting.

25.3	The person chairing a meeting in accordance with this Article is referred to as “the chairman of the meeting”.

26	ATTENDANCE AND SPEAKING BY DIRECTORS AND NON-SHAREHOLDERS

26.1	Directors may attend and speak at general meetings, whether or not they are shareholders.

26.2	The chairman of the meeting may permit other persons who are not:

26.2.1	shareholders of the Company; or

26.2.2	otherwise entitled to exercise the rights of shareholders in relation to general meetings;

to attend and speak at a general meeting.

27	ADJOURNMENT

27.1	If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present the chairman of the meeting must adjourn it.

27.2	The chairman of the meeting may adjourn a general meeting at which a quorum is present if:

27.2.1	the meeting consents to an adjournment; or

27.2.2	it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.

27.3	The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting.

27.4	When adjourning a general meeting, the chairman of the meeting must:

27.4.1	either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors, and

27.4.2	have regard to any directions as to the time and place of any adjournment which have been given by the meeting.

27.5	If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the Company must give at least 7 clear days’ notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given):

27.5.1	to the same persons to whom notice of the Company’s general meetings is required to be given, and

27.5.2	containing the same information which such notice is required to contain.

27.6	No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

VOTING AT GENERAL MEETINGS

28	VOTING: GENERAL

A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the Articles.

29	ERRORS AND DISPUTES

29.1	No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

29.2	Any such objection must be referred to the chairman of the meeting, whose decision is final. 30 POLL VOTES

30.1	A poll on a resolution may be demanded:

30.1.1	in advance of the general meeting where it is to be put to the vote; or

30.1.2	at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

30.2	A poll may be demanded by:

30.2.1	the chairman of the meeting;

30.2.2	the directors;

30.2.3	two or more persons having the right to vote on the resolution; or

30.2.4	a person or persons representing not less than one tenth of the total voting rights of all the shareholders having the right to vote on the resolution.

30.3	A demand for a poll may be withdrawn if:

30.3.1	the poll has not yet been taken; and

30.3.2	the chairman of the meeting consents to the withdrawal.

30.4	Polls must be taken immediately and in such manner as the chairman of the meeting directs.

31	CONTENT OF PROXY NOTICES

31.1	Proxies may only validly be appointed by a notice in writing (a “proxy notice’’) which:

31.1.1	states the name and address of the shareholder appointing the proxy;

31.1.2	identifies the person appointed to be that shareholder’s proxy and the general meeting in relation to which that person is appointed;

31.1.3	is signed by or on behalf of the shareholder appointing the proxy, or is authenticated in such manner as the directors may determine; and

31.1.4	is delivered to the Company in accordance with the Articles and any instructions contained in the notice of the general meeting to which they relate.

31.2	The Company may require proxy notices to be delivered in a particular form and, subject to the Act, by a particular time and may specify different forms for different purposes.

31.3	Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.

31.4	Unless a proxy notice indicates otherwise, it must be treated as:

31.4.1	allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting; and

31.4.2	appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

32	DELIVERY OF PROXY NOTICES

32.1	A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the Company by or on behalf of that person.

32.2	An appointment under a proxy notice may be revoked by delivering to the Company a notice in writing given by or on behalf of the person by whom or on whose behalf the proxy notice was given.

32.3	A notice revoking a proxy appointment only takes effect if it is delivered before the start of the meeting or adjourned meeting to which it relates.

32.4	If a proxy notice is not executed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor’s behalf.

33	AMENDMENTS TO RESOLUTIONS

33.1	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

33.1.1	notice of the proposed amendment is given to the Company in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine); and

33.1.2	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

33.2	A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if:

33.2.1	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

33.2.2	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

33.3	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

PART 4: SHARES AND DISTRIBUTIONS

SHARES

34	SHARE CAPITAL

34.1	The Company’s shares are ordinary shares of £1 each and are unlimited in number.

34.2	Unless the shareholders have either in respect of any particular offer of shares or generally by ordinary resolution otherwise resolved, the directors may exercise the Company’s power to allot shares (whether for cash or otherwise) provided that they are first offered to the existing holders in proportion to their existing holdings in such manner as the directors may determine.

34.3	Unless the shareholders have by ordinary resolution otherwise resolved, all powers of the Company to grant rights to subscribe for or to convert any security into shares are excluded, save that the directors may grant options or rights under an employees’ share scheme.

34.4	For the avoidance of doubt, the pre-emption provisions provided in Article 34.2 shall not apply to shares held by the Company in treasury pursuant to Article 52.2 upon any subsequent sale or transfer out of treasury.

34.5	The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

35	ALL SHARES TO BE FULLY PAID UP

35.1	Unless the Company otherwise resolves by ordinary resolution, no share is to be issued for less than the aggregate of its nominal value and any premium to be paid to the Company in consideration for its issue.

35.2	This does not apply to shares taken on the formation of the Company by the subscribers to the Company’s memorandum.

36	POWERS TO ISSUE DIFFERENT CLASSES OF SHARE

36.1	Subject to the Articles, but without prejudice to the rights attached to any existing share, the Company may issue shares with such rights or restrictions as may be determined by ordinary resolution.

36.2	The Company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares.

37	COMPANY NOT BOUND BY LESS THAN ABSOLUTE INTERESTS

Except as required by law, no person is to be recognised by the Company as holding any share upon any trust, and except as otherwise required by law or the Articles, the Company is not in any way to be bound by or recognise any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.

38	SHARE CERTIFICATES

38.1	The Company must issue each shareholder, free of charge, with one or more certificates in respect of the shares which that shareholder holds.

38.2	Every certificate must specify:

38.2.1	in respect of how many shares, of what class, it is issued;

38.2.2	the nominal value of those shares;

38.2.3	whether the shares are fully paid; and

38.2.4	any distinguishing numbers assigned to them.

38.3	No one certificate may be issued in respect of shares of more than one class.

38.4	If more than one person holds a share, only one certificate may be issued in respect of it.

38.5	Certificates must:

38.5.1	have affixed to them the Company’s common seal; or

38.5.2	be otherwise executed in accordance with the Companies Acts.

39	REPLACEMENT SHARE CERTIFICATES

39.1	If a certificate issued in respect of a shareholder’s shares is:

39.1.1	damaged or defaced; or

39.1.2	said to be lost, stolen or destroyed;

that shareholder is entitled to be issued with a replacement certificate in respect of the same shares.

39.2	A shareholder exercising the right to be issued with such a replacement certificate:

39.2.1	may at the same time exercise the right to be issued with a single certificate or separate certificates;

39.2.2	must return the certificate which is to be replaced to the Company if it is damaged or defaced; and

39.2.3	must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.

40	SHARE TRANSFERS

40.1	Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of the transferor.

40.2	No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.

40.3	The Company may retain any instrument of transfer which is registered.

40.4	The transferor remains the holder of a share until the transferee’s name is entered in the register of members as holder of it.

40.5	Unless all the shareholders otherwise agree in writing, the directors may only register the transfer of a share in accordance with Articles 41 to 45 below.

40.6	In these Articles, reference to the transfer of a share includes the transfer or assignment of a beneficial or other interest in that share or the creation of a trust or any encumbrance over that share (including, for the avoidance of doubt, the grant of any security interest) and referenced to a share includes a beneficial or other interest in a share.

41	PRE-EMPTION PROVISIONS

41.1	If a shareholder wishes to transfer shares (a “seller”) he must serve notice on the directors (a “transfer notice”) specifying the number of shares he wishes to transfer (the “sale shares”), details of the proposed transferee (if any) and whether he is willing to sell some only of these shares. If he holds more than one class of shares, he must serve a separate notice for each class. Once a transfer notice is served, the seller cannot withdraw it other than in the circumstances described in Article 41.6 below.

41.2	If the directors and the seller agree a price then the directors may in their absolute discretion, within 14 days of such agreement, require such sale shares to be transferred by the seller to the Company (in accordance with the requirements of Part 18 of the Act). If the directors do not require the transfer of the sale shares by the seller to the Company, then promptly following the expiry of such 14 day period, the directors shall procure that the sale shares are offered to the other shareholders of that class.

41.3	If the sale shares are offered to the other shareholders of that class they must be offered to them in proportion to their existing holdings and if a shareholder does not wish to buy all of the shares offered to him then any balance(s) must be offered proportionately to the holdings to those who do including, if the directors so determine, the holders of any other class. The directors have 28 days to carry out this offer process and obtain commitments to buy from shareholders. At the end of it, the seller must sell the sale shares to those who have committed to buy, unless he stated in the transfer notice that he was only willing to sell all the sale shares and he only has commitments for some of them.

41.4	If the seller and the directors cannot agree a price within 14 days of the transfer notice then either the directors or the seller may refer the matter of the price to an independent expert (the “Expert”) (which can be the auditors) whose identity shall either be agreed between the seller and the directors or if the identity is not agreed on within the 14 day period, as nominated by the President for the time being of the Institute of Chartered Accountants in England and Wales following a referral from either the seller or the directors. Once the identity of the Expert has been determined, their terms of appointment shall be agreed by the directors acting as agent or attorney for the seller, and each shareholder hereby irrevocably appoints each of the directors as his agent for this purpose.

41.5	The Expert shall act as an expert, their decision shall be final and binding and their costs shall, subject as provided below, be borne as they determine. The Expert shall value the shares on a fair value basis between a willing buyer and seller with no discount or enhancement for the proportion the sale shares bear to the total share capital of the Company. The directors and the seller shall provide the Expert on request with such information as is available to them to enable the Expert to value the shares and the directors and the seller shall take all other steps as are reasonably available to them to enable the Expert to carry out his duties under this Article.

41.6	The seller must, within 7 days from receipt of the Expert’s determination, by notice to the directors either accept the price so determined (at which point the price for the sale shares is agreed) or reject it (whereupon the sale process shall be at an end and the seller shall be responsible for all the Expert’s costs).

41.7	If the Company or the existing shareholders have not committed to buy all the sale shares under Article 41.2 or Article 41.3 above, then the seller may transfer the balance or, if the seller stated in the original notice that he was only willing to sell all the shares and the directors only have commitments for some of them from existing shareholders, all the sale shares to the third party named in the transfer notice for a price not less than the agreed price during a subsequent 90 day period. The directors may require to be satisfied that the sale shares are transferred pursuant to a bone fide third party offer without any deduction, rebate or allowance whatsoever and if they are not so satisfied they may refuse to register the transfer.

41.8	The directors must register a transfer properly effected in accordance with the provisions of this Article and if the seller fails to execute any purchase contract with the Company or share transfer necessary to implement the provisions of this Article 41, then the directors may authorise the company secretary or some other person to execute such document and receive any consideration monies due in trust for the seller and their receipt shall be a good discharge to the Company or any other purchaser.

42	PERMITTED TRANSFERS

42.1	Article 41 will not apply to a transfer by a corporate shareholder to its group company and the directors shall forthwith register such transfer.

43	FORCED TRANSFERS

43.1	Where as a result of death, insolvency, the operation of law or otherwise the directors reasonably believe that a person has become entitled to a legal or beneficial interest in a share or shares that they did not have at the date of adoption of these Articles, otherwise than as a result of a transfer effected or permitted under Article 41 or Article 42 or a subsequent allotment to them of such share or shares, then the directors may serve notice on such person requiring them to relinquish or transfer such interest to the person from whom such interest was derived or to a person to whom that person could transfer such share or shares under Article 42. If no such disposition takes place within the period reasonably specified in the circumstances by the directors in the notice (such period not exceeding six months) then, unless the directors otherwise agree, a notice under Article 41 will be deemed to have been served in respect of such share or shares, accepting whatever price shall be determined by an independent expert selected by the directors and with no right of transfer to a third party.

43.2	In the event that following a transfer or transfers permitted under Article 42.1, a transferee company holding the shares or any of them ceases to be a group company with the original corporate shareholder then the directors may serve notice on such company under Article 41.1.

43.3	If an employee or director of the Company who holds shares ceases for any cause (other than death, permanent incapacity or having reached normal retirement age) to be such a director or employee without remaining or becoming a director or employee of the Company or any other of its group companies, then unless otherwise agreed between such employee or director and the Company pursuant to the terms of such employee’s or director’s contract of employment or letter of appointment (as appropriate), or the directors otherwise agree, a notice will be deemed to have been served on such person in accordance with the last sentence of Article 43.1.

43.4	The directors may at any time require any person who appears to them to hold an interest in shares or is named as a proposed transferee to provide them with information to enable them to satisfy themselves that the provisions of these Articles are being complied with. If such information is not provided to the satisfaction of the directors within any reasonable time stated by them then they shall be entitled to refuse to register any related transfer or serve a notice under Article 43.1.

44	CHANGE OF CONTROL

44.1	No sale or transfer of any shares (the “specified shares”) shall, if resulting (if made and registered) in a person (or persons) who are not shareholders at the date hereof or their permitted transferees under Article 42 obtaining a controlling interest in the Company, be made or registered unless not less than 21 days before the transfer is lodged for registration the proposed transferee or his nominee has offered to purchase all of the other shares at the specified price as hereinafter defined and otherwise on no more onerous terms, such offer to remain open for acceptance for not less than 21 days.

44.2	For the purpose of this Article 44:

44.2.1	the expression “a controlling interest” shall mean the legal or beneficial ownership by a person or his connected persons (as defined in Section 839 of the Income and Corporation Taxes Act 1988) of in excess of 50% of the shares provided that the holding by any person of legal title to any shares solely by virtue of his being a trustee of an employee trust in which such person has no beneficial interest shall not be aggregated with any other shares held legally or beneficially by such person in any other;

44.2.2	“the specified price” shall mean a price per share at least equal to that offered by the proposed transferee or transferees or other connected persons for the specified shares or, if higher, other shares acquired by them in the preceding 12 months together with a cash amount equal to the relevant proportion of any other consideration (in cash or otherwise) which having regard to the substance of the transaction as a whole can reasonably be regarded as an addition to the price paid or payable for such shares;

44.2.3	In the event of disagreement about the calculation of the specified price it shall be referred to an expert (acting as expert and not an arbitrator) nominated by the parties concerned (or, in the event of disagreement as to nomination of the expert, or the terms of his appointment, appointed/agreed by the President for the time being of the Institute of Chartered Accountants in England and Wales or its successors) whose decision on the appointment and terms thereof shall be final and binding and whose costs shall be borne as they shall determine.

44.2.4	This Article 44 is subject to Article 45.

45	OFFER FOR ENTIRE SHARE CAPITAL

45.1	Should any offer or proposal to purchase the whole issued share capital of the Company for cash or with a cash equivalent made by any person (“the offeror”) (including for the avoidance of doubt an offer or proposal relating to a purchase intended to be effected by private contract as well as one made by way of a general offer) which is open for acceptance by all the shareholders on the basis that each shall receive a proportion of the consideration payable in respect of his shares which is the same proportion as the nominal value of the shares held by such person bears to the total nominal value of all the shares and otherwise on identical terms be approved by the holders of at least fifty-one per cent of the shares at a general meeting convened in accordance with the provisions of these Articles, every shareholder shall become bound to transfer all his shares to the offeror or its nominee for the consideration specified in the offer and upon such other terms as may be specified therein unless those shareholders who have voted against such resolution (the “purchasers”) offer within seven days to match the approved price in cash and are ready to complete the purchase of all shares held by the other shareholders (any such purchase to be effected unless otherwise agreed, pro-rata amongst the purchasers in accordance with their current shareholdings) within 28 days of the passing of such resolution, in which case the other shareholders shall be bound to transfer their shares to the purchasers against receipt of the consideration due.

45.2	If any shareholder shall fail to transfer all his shares as aforesaid the directors may authorise the secretary or some other person to execute any necessary transfer or other documents. The purchase money or other consideration shall be received by the Company or by such person authorised by the members approving the offer as aforesaid who shall hold the same in trust for the members concerned. The receipt of the Company or such authorised person for the purchase money or other consideration shall be a good discharge to the offeror or the purchasers (as the case may be) or its or their nominee.

45.3	Upon a shareholder becoming bound as aforesaid he shall cease to be entitled to the rights of pre-emption in relation to share transfers contained in these Articles. For the avoidance of doubt no separate class meetings shall be required for the approval of any offer or proposal pursuant to this Article 45.

45.4	No shareholder shall become bound to accept such offer as is mentioned in Article 45.1 unless there is circulated to all members with the notice convening the meeting at which the resolution approving the offer is to be proposed a statement setting out the terms of the offer together with copies of all documents required to be executed by acceptors of the offer and at least 14 days’ notice of the holding of such meeting shall be given. For the purposes of Article 45.1 an offer may include one which is still subject to contract or in some way conditional provided that this is stated in the aforesaid statement but no shareholder shall become bound by the offer until such time as the offeror shall have become bound by its offer.

46	FORFEIT OF SHARES

46.1	In the event any shares are forfeited by a member (whether pursuant to the terms of a contract of employment or letter of appointment or otherwise), the remaining provisions of this Article shall apply.

46.2	Subject to the Articles, the forfeiture of a share extinguishes:

46.2.1	all interests in that share, and all claims and demands against the Company in respect of it; and

46.2.2	all other rights and liabilities incidental to the share as between the person whose share it was prior to the forfeiture and the Company.

46.3	Any share which is forfeited in accordance with this Article:

46.3.1	is deemed to have been forfeited when the directors decide that it is forfeited or, if earlier, at such time as stated in any relevant agreement between the Company and the member in question;

46.3.2	is deemed to be the property of the Company; and

46.3.3	may be sold, re-allotted or otherwise disposed of as the directors think fit without reference to the pre-emption provisions contained in Article 34.2.

46.4	If a person’s shares have been forfeited:

46.4.1	the Company must send that person notice that forfeiture has occurred and record it in the register of shareholders;

46.4.2	that person ceases to be a shareholder in respect of those shares;

46.4.3	that person must surrender the certificate for the shares forfeited to the Company for cancellation;

46.4.4	that person remains liable to the Company for all sums payable by that person in accordance with Article 34.5 at the date of forfeiture in respect of those shares; and

46.4.5	the directors may waive payment of such sums wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

46.5	If a forfeited share is to be disposed of by being transferred, the Company may receive the consideration for the transfer and the directors may authorise any person to execute the instrument of transfer.

46.6	A statutory declaration by a director or the company secretary that the declarant is a director or the company secretary and that a share has been forfeited on a specified date:

46.6.1	is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share; and

46.6.2	subject to compliance with any other formalities of transfer required by the Articles or by law, constitutes a good title to the share.

46.7	A person to whom a forfeited share is transferred is not bound to see to the application of the consideration (if any) nor is that person's title to the share affected by any irregularity in or invalidity of the process leading to the forfeiture or transfer of the share.

DIVIDENDS AND OTHER DISTRIBUTIONS

47	PROCEDURE FOR DECLARING DIVIDENDS

47.1	Unless the shareholders by ordinary resolution otherwise resolve, the directors may declare and pay dividends.

47.2	Any dividend resolved to be declared by the shareholders must not exceed the amount recommended by the directors.

47.3	No dividend may be declared or paid unless it is in accordance with shareholders’ respective rights.

47.4	Unless a shareholders’ resolution to declare or directors’ decision to declare and pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each shareholder’s holding of shares on the date of the resolution or decision to declare or pay it.

47.5	If the Company’s share capital is divided into different classes, no dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.

47.6	The directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

47.7	If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights.

48	PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS

48.1	Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid or settled by one or more of the following means:

48.1.1	transfer to a bank or building society account specified by the distribution recipient either in writing or as the directors may otherwise decide;

48.1.2	sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors may otherwise decide;

48.1.3	sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the directors may otherwise decide; or

48.1.4	any other means of payment or settlement as the directors agree with the distribution recipient either in writing or by such other means as the directors decide.

48.2	In the Articles, “the distribution recipient” means, in respect of a share in respect of which a dividend or other sum is payable:

48.2.1	the holder of the share; or

48.2.2	if the share has two or more joint holders, whichever of them is named first in the register of members; or

48.2.3	if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee.

49	UNCLAIMED DISTRIBUTIONS

49.1	All dividends or other sums which are: 49.1.1 payable in respect of shares; and

49.1.2 unclaimed after having been declared or become payable;

may be invested or otherwise made use of by the directors for the benefit of the Company until claimed.

49.2	The payment of any such dividend or other sum into a separate account does not make the Company a trustee in respect of it.

49.3	If:

49.3.1	twelve years have passed from the date on which a dividend or other sum became due for payment; and

49.3.2	the distribution recipient has not claimed it;

the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company.

50	NON-CASH DISTRIBUTIONS

50.1	Subject to the terms of issue of the share in question, the Company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company).

50.2	For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

50.2.1	fixing the value of any assets;

50.2.2	paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

50.2.3	vesting any assets in trustees.

51	WAIVER OF DISTRIBUTIONS

51.1	Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the Company notice in writing to that effect, but if:

51.1.1	the share has more than one holder; or

51.1.2	more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

52	PURCHASE OWN SHARES

52.1	The Company is authorised under section 692(1)(b) of the Act in any financial year to purchase with cash its own shares up to an amount of £15,000, or, if lower, the value of 5% of its nominal share capital.

52.2	The Company may hold any shares acquired out of distributable profits or cash under Part 18 of the Act as treasury shares. The Company shall immediately cancel any shares acquired other than out of distributable profits or cash under Part 18 of the Act.

CAPITALISATION OF PROFITS

53	AUTHORITY TO CAPITALISE AND APPROPRIATION OF CAPITALISED SUMS

53.1	Subject to the Articles, the directors may, if they are so authorised by an ordinary resolution:

53.1.1	decide to capitalise any profits of the Company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the Company’s share premium account or capital redemption reserve; and

53.1.2	appropriate any sum which they so decide to capitalise (a “capitalised sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (the “persons entitled”) and in the same proportions.

53.2	Capitalised sums must be applied:

53.2.1	on behalf of the persons entitled; and

53.2.2	in the same proportions as a dividend would have been distributed to them.

53.3	Any capitalised sum may be applied in paying up new shares (or unpaid amounts on existing shares) of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct.

53.4	A capitalised sum which was appropriated from profits available for distribution may be applied in paying up new debentures of the Company which are then allotted credited as fully paid to the persons entitled or as they may direct.

53.5	Subject to the Articles the directors may:

53.5.1	apply capitalised sums in accordance with 53.3 and 53.4 partly in one way and partly in another;

53.5.2	make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this Article (including the issuing of fractional certificates or the making of cash payments); and

53.5.3	authorise any person to enter into an agreement with the Company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this Article.

PART 5

ADMINISTRATIVE ARRANGEMENTS

54	MEANS OF COMMUNICATION TO BE USED

54.1	Subject to the Articles, anything sent or supplied by or to the Company under the Articles may be sent or supplied in any way in which Act provides for documents or information which are authorised or required by any provision of that Act to be sent or supplied by or to the Company.

54.2	Subject to the Articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked to be sent or supplied with such notices or documents for the time being.

54.3	A director may agree with the Company that notices or documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours.

55	COMPANY SEALS

55.1	Any common seal may only be used by the authority of the directors.

55.2	The directors may decide by what means and in what form any common seal is to be used.

55.3	Unless otherwise decided by the directors, if the Company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature.

55.4	For the purposes of this Article, an authorised person is:

55.4.1	any director of the Company;

55.4.2	the company secretary (if any); or

55.4.3	any person authorised by the directors for the purpose of signing documents to which the common seal is applied.

56	NO RIGHT TO INSPECT ACCOUNTS AND OTHER RECORDS

Except as provided by law or authorised by the directors or an ordinary resolution of the Company, no person is entitled to inspect any of the Company’s accounting or other records or documents merely by virtue of being a shareholder.

57	PROVISION FOR EMPLOYEES ON CESSATION OF BUSINESS

The directors may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

DIRECTORS’ INDEMNITY AND INSURANCE

58	INDEMNITY

58.1	Subject to paragraph 58.2. a relevant director of the Company or an associated company may be indemnified out of the Company’s assets against:

58.1.1	any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to the Company or an associated company,

58.1.2	any liability incurred by that director in connection with the activities of the Company or an associated company in his capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Act); and

58.1.3	any other liability incurred by that director as an officer of the Company or an associated company.

58.2	This Article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Act or by any other provision of law.

58.3	In this Article:

58.3.1	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate; and

58.3.2	a “relevant director” means any director or former director of the Company or an associated company.

59	INSURANCE

59.1	The directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant director in respect of any relevant loss.

59.2	In this Article:

59.2.1	a “relevant director” means any director or former director of the Company or an associated company;

59.2.2	a “relevant loss” means any loss or liability which has been or may be incurred by a relevant director in connection with that director’s duties or powers in relation to the Company, any associated company or any pension fund or employees’ share scheme of the Company or associated company; and

59.2.3	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.

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